Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT dated as of August 23, 2013 (the “Agreement”), by and among HopFed Bancorp, Inc., a Delaware corporation (“HopFed”), Heritage Bank USA, Inc., a Kentucky-chartered commercial bank (“Heritage”), Heritage Interim Corporation, a Tennessee corporation (“Interim”), and Sumner Bank & Trust, a Tennessee banking corporation (“Sumner”).

WITNESSETH:

WHEREAS, HopFed, Heritage, Interim and Sumner entered into an Agreement and Plan of Merger dated as of February 11, 2013 (the “Merger Agreement”), which provides for the merger of Interim with and into Sumner, with Sumner as the surviving corporation, and, immediately thereafter, the merger of Sumner with and into Heritage, with Heritage as the surviving corporation (the “Merger”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Heritage and each of the directors of Sumner entered into support agreements in the form attached to the Merger Agreement (the “Support Agreements”);

WHEREAS, the Boards of Directors of HopFed, Heritage and Interim desired to acquire Sumner through the merger of Interim with and into Sumner, and immediately thereafter, the merger of Sumner with and into Heritage, and the Board of Directors of Sumner desired to sell to HopFed and Heritage in a transaction structured as an acquisition of all of the outstanding shares of capital stock of Sumner and subsequent merger; and

WHEREAS, after consultation with their respective advisors and careful consideration of a number of factors including Sumner’s inability to achieve a certain performance requirement, the Boards of Directors of HopFed, Heritage, and Interim and Sumner have each separately determined that consummation of the Merger is not at this time in the best interests of HopFed, Heritage, Interim and Sumner and their respective shareholders, customers and employees, or the communities that the parties serve.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and in the Merger Agreement, the parties hereto do hereby agree as follows:

1. Termination. Pursuant to Section 9.1(a) of the Merger Agreement, HopFed, Heritage, and Interim and Sumner agree that the Merger Agreement be, and hereby is, terminated as of the date of this Agreement by mutual written consent of the parties.

2. Unconditional Release. Each of HopFed, Heritage, Interim and Sumner hereby unconditionally and irrevocably acquits, remises, releases and forever discharges the other parties, their affiliates, and their respective present, future or former officers, directors, employees, affiliates, agents, shareholders, members, partners, advisors and representatives, and their respective successors and assigns of and from any and all claims, losses, liabilities, demands and causes of action of any kind whatsoever arising under the Merger Agreement or the Support Agreements.

3. Confidentiality. Pursuant to Section 6.4 of the Merger Agreement and that certain Joint Confidentiality Agreement dated as of January 11, 2013, between HopFed, Heritage and Sumner, each party shall, and shall use its reasonable best efforts to cause its respective affiliates, directors, officers, and employees to, maintain the confidentiality of all information obtained from any other party which is not otherwise publicly disclosed by such other party. Each party and its respective affiliates, directors, officers, and employees shall upon request return to the other parties all non-public information of such other parties, and all copies thereof, whether in written or other tangible form.

4. Termination of Support Agreements. Pursuant to Section 7 of each of the Support Agreements, the Support Agreements are hereby terminated as of the date of this Agreement.

5. Parties’ Costs. Each of the parties acknowledges and agrees that it is responsible for all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement. For the avoidance of doubt, the parties acknowledge that no amounts are payable by one party to any other party or parties by reason the parties’ mutual termination of the Merger Agreement pursuant to Section 9.1(a) thereof.

6. No Breach. The parties acknowledge that neither HopFed, Heritage, Interim nor Sumner has breached an obligation under the Merger Agreement.

7. Non-Disparagement.

(a) The parties recognize that it is important that each of HopFed, Heritage, Interim and Sumner, and their respective affiliates and successors and assigns, maintain a favorable business reputation in general. In furtherance, each party hereto agrees to, and agrees to use its reasonable best efforts to cause its respective affiliates, directors, officers, and employees to, not make any statement or commit any act or omission that would disparage or adversely affect the reputation of any other party or such other party’s respective affiliates, directors, officers, or employees.

(b) The restrictions set forth in this Agreement are considered by the parties hereto to be reasonable for the purposes of protecting the business reputation and goodwill of each party. Each of the parties acknowledges that the others would be irreparably harmed by, and that the availability of certain injunctive relief is necessary to prevent, disparaging acts. Accordingly, in the event a party violates the terms of subsection (a) above, then the disparaged party shall be entitled to seek and obtain injunctive relief to enjoin any further disparaging act by such violating party, as well as attorneys’ fees and expenses incurred by the disparaged party in obtaining such injunctive relief.

(c) HopFed, Heritage, Interim and Sumner agree not to disclose the terms of this Agreement, except (i) with the consent of the other parties hereto (which consent will not be unreasonably withheld), and (ii) as may be required by applicable law, rule, or regulation or the order of a court or governmental agency of competent jurisdiction, including, without limitation, federal securities laws, rules or regulations.

8. Severability. If any provision of this Agreement is declared by a court to be invalid or unenforceable in any jurisdiction, the provision shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions this Agreement, nor shall such invalidity or unenforceability render invalid or unenforceable such provision in any other jurisdiction.

9. Press Releases. HopFed, Heritage, Interim and Sumner shall mutually agree as to the form and substance of any press release or written shareholder notification related to the Merger or this Agreement; provided, however, that nothing contained herein shall prohibit any party, following written notification to the other parties, from making any disclosure that, in the written opinion of its legal counsel, it is required by applicable law, rule or regulation to make.

10. No Third-Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto and their respective successors and permitted transferees and assigns.

11. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

12. Successors; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the prior written consent of the other parties.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, and such counterparts together shall constitute one agreement.

14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

HopFed Bancorp, Inc.

By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

Heritage Bank USA, Inc.

By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

Heritage Interim Corporation

By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

Sumner Bank & Trust

By:	/s/ Michael W. Cook
Michael W. Cook
President and Chief Executive Officer

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